UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 1, 2013 (November 1, 2013)

OVERLAND STORAGE, INC.

(Exact name of registrant as specified in its charter)

California	000-22071	95-3535285
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9112 Spectrum Center Boulevard, San Diego, California 92123

(Address of principal executive offices, including zip code)

(858) 571-5555

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Acquisition Agreement

On November 1, 2013 (the “Agreement Date”), Overland Storage, Inc., a California corporation (“Overland” or the “Company”) entered into an Acquisition Agreement (the “Agreement”), with Tandberg Data Holdings S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg (“Tandberg”), FBC Holdings S.à r.l., a Luxembourg private limited liability company (société à responsabilité limitée) and Tandberg Data Management S.à r.l., a Luxembourg private limited liability company (société à responsabilité limitée) (collectively, the “Tandberg Shareholders”). The Acquisition Agreement contemplates a series of transactions pursuant to which the Company will acquire from the Tandberg Shareholders all of the capital stock of Tandberg (the “Acquisition”). If the Acquisition is completed, Tandberg will become a wholly-owned subsidiary of the Company. The boards of directors of each of Tandberg and the Company, and the Tandberg Shareholders, have unanimously approved the Acquisition Agreement and the Acquisition.

Acquisition of Tandberg

Pursuant to the terms of the Acquisition Agreement, the Company will purchase 100% of the outstanding capital shares of Tandberg, currently held by the Tandberg Shareholders, in exchange for a number of shares of the Company’s common stock, no par value per share (“Common Stock”) equal to:

(i)	the aggregate number of shares of Common Stock that are issued and outstanding as of the date of the Acquisition Agreement, plus
(ii)	any shares of Common Stock issued or issuable upon conversion of any convertible promissory notes of the Company in aggregate original principal amount of $7.0 million issued or issuable pursuant to an amended and restated Note Purchase Agreement dated November 1, 2013, plus
(iii)	all securities of the Company exercisable or convertible into shares of Common Stock at a per share price less than or equal to $1.30, plus
(iv)	any shares of Common Stock issued upon any conversion of convertible promissory notes of the Company previously issued in February 2013 pursuant to the Note Purchase Agreement dated February 12, 2013 between the Company and the note purchasers party thereto occurring prior to the closing of the Acquisition (the “Closing”), plus
(v)	any shares of Common Stock issued after the date of the Acquisition Agreement but before the Closing at a per share price of $1.00 or more, but excluding
(vi)	(x) all securities of the Company exercisable or convertible into shares of Common Stock at a per share price greater than $1.30, (y) all unvested restricted stock units issued to employees or consultants of the Company and its subsidiaries and (z) any shares issuable upon conversion of the Initial Notes (all such shares of Common Stock, collectively the “Acquisition Shares”).

Following the completion and as a result of the Acquisition, if consummated, the Acquisition Shares will constitute approximately 54% of the Company’s fully-diluted outstanding securities (assuming no shares of Common Stock are issued after the date of the Acquisition Agreement but before the Closing other than upon conversion of the outstanding convertible promissory notes as described below and the exercise of all exercisable securities of the Company having an exercise price of not more than $1.30 per share).

Post-Closing Governance and Management Structure; Voting Agreement

As a condition to the closing of the Acquisition, the Company and the Tandberg Shareholders will enter into a Voting Agreement at the closing of the Acquisition. Pursuant to the Voting Agreement, following the closing of the Acquisition the Company’s board of directors will be expanded to seven directors, five of whom initially will be the pre-closing members of the Company’s board, and two of whom will initially be selected by the Tandberg Shareholders. Until the earlier of (a) the filing by the Company of its annual report on Form 10-K for the fiscal year ending on or about June 30, 2015 with the U.S. Securities Exchange

Commission or (b) September 30, 2015 (the “Expiration Date”), (i) up to two persons designated by the Tandberg Shareholders and reasonably acceptable to the Company’s current board of directors will be nominated for election to the board of directors at each meeting of shareholders at which members of the Company’s board of directors are elected; (ii) in any election of members of the Company’s board of directors, the Tandberg Shareholders will agree to vote all shares of Common Stock held by them with respect to any nominee for election to the Company’s board of directors (other than the nominees designated by the Tandberg Shareholders) in the same proportion that the Company’s other shareholders vote for such nominee; (iii) the Tandberg Shareholders will agree not to nominate any person for election to the Company’s board of directors other than the two persons described above; and (iv) the Tandberg Shareholders will agree not to initiate, propose or otherwise solicit, or participate in the solicitation of shareholders for the approval of, any shareholder proposals with respect to the Company. After the Expiration Date, Cyrus will have the right to appoint all of the Company’s directors by virtue of the fact that the Cyrus will hold a majority of the outstanding voting stock.

Mr. Eric Kelly, currently the Chief Executive Officer of the Company, will continue to serve as Chief Executive Officer of the Company after the closing of the Acquisition. In addition, Mr. Kurt Kalbfleisch currently serves as Chief Financial Officer of the Company and will continue in this role after the closing of the Acquisition.

Registration Rights Agreement

As a condition to the closing of the Acquisition, the Company and Tandberg Shareholders will enter into a Registration Rights Agreement (the “RRA”) at the closing of the Acquisition. Pursuant to the RRA, the Company will grant to the holders of the Acquisition Shares certain “piggyback” registration rights to include the Acquisition Shares in any registration statements filed by the Company, subject to certain specified exceptions.

Representations and Warranties; Covenants

The Company has made customary representations to the Tandberg Shareholders in the Acquisition Agreement. In addition, the Acquisition Agreement contains customary covenants of the Company, including, among other things, covenants (i) to advise Tandberg of any conduct or event occurring subsequent to the Acquisition Agreement Date that would render any representation or warranty made by the Company untrue or breach any covenant or obligation of the Company, (ii) subject to certain limited exceptions, not to solicit proposals relating to, enter into discussions concerning, or provide information in connection with, acquisition transactions relating to the Company, (iii) to file with the Securities and Exchange Commission (the “Commission”) a preliminary proxy statement with respect to a special meeting of the Company’s shareholders to be held to consider, among other things, the approval by the Company’s shareholders of the issuance of shares pursuant to the Acquisition Agreement, (iv) to continue to conduct its business in the ordinary course during the interim period between the execution of the Acquisition Agreement and the closing of the Acquisition, and (iv) to use commercially reasonable efforts to cause the Common Stock to be approved for listing on The Nasdaq Capital Market following the closing of the Acquisition and to cause the Acquisition Shares to be listed on The Nasdaq Capital Market following the closing of the Acquisition.

Each of Tandberg and Tandberg Shareholders have made customary representations and warranties to the Company in the Acquisition Agreement. Each of Tandberg and Tandberg Shareholders have also agreed to customary covenants, including, among other things, covenants (i) to advise the Company of any conduct or event occurring subsequent to the Acquisition Agreement Date that would render any representation or warranty made by Tandberg or the Tandberg Shareholders untrue or breach any covenant or obligation of Tandberg or the Tandberg Shareholders, (ii) to continue to conduct the business of Tandberg in the ordinary course during the interim period between the execution of the Acquisition Agreement and the closing of the Acquisition, (iii) subject to certain limited exceptions, not to solicit proposals relating to, enter into discussions concerning, or provide information in connection with, alternative acquisition transactions in respect of Tandberg, and (iv) to provide the Company, not later than November 20, 2013 with unaudited consolidated statements of operations, changes in shareholders’ equity and cash flows for the nine (9) months ended September 30, 2013.

Closing Conditions

The consummation of the Acquisition is subject to customary closing conditions, including (i) the approval of the issuance of the Acquisition Shares by the shareholders of the Company, (ii) the absence of any injunction, legal restraint or prohibition preventing the consummation of the Acquisition, (iii) subject to certain exceptions, the accuracy of each party's representations and warranties, (iv) each party's material compliance with its obligations under the Acquisition Agreement, (v) the execution of the RRA, (vi) the execution of the Voting Agreement and (vii) the absence of any event or circumstance which, alone or together with any one or more other events or circumstances has had, is having or would reasonably be expected to have a Material Adverse Effect (as defined in the Acquisition Agreement) with respect to either the Company or Tandberg.

Termination; Termination Fees and Expense Reimbursement

The Acquisition Agreement contains termination rights for both the Company and the Tandberg Shareholders, including, among others, the right of either party to terminate the Acquisition Agreement if the Acquisition shall not have been consummated by midnight California time on February 28, 2014 or if the special meeting of the shareholders of the Company is held and the shareholders of the Company do not approve the issuance of the Acquisition Shares. Upon a termination of the Acquisition Agreement by the Company to enter into an Alternative Buyer Transaction (as defined in the Acquisition Agreement), the Company shall be required to pay to Tandberg, at or prior to such termination, a fee of $900,000 (the “Termination Fee”). In the event that the Termination Fee becomes payable and is paid by the Company, the Termination Fee shall be the sole and exclusive remedy of Tandberg and Tandberg Shareholders under the Acquisition Agreement.

Conversion of Existing Notes; Convertible Note Financing

In connection with the entry into the Acquisition Agreement, the Company entered into an amended and restated Note Purchase Agreement dated November 1, 2013 (the “NPA”) with Cyrus Capital Partners, L.P. and certain of its affiliates (collectively, “Cyrus”), the ultimate beneficial owner of the Tandberg Shareholders, and certain other note purchasers party thereto, which NPA amended and restated the Note Purchase Agreement dated February 12, 2013 between the Company, Cyrus and the other note purchasers party thereto.

Pursuant to the NPA, Cyrus and the other note holders agreed that, immediately upon Overland’s filing of a preliminary proxy statement for the approval of the issuance of the shares issuable in the Acquisition, all of convertible promissory notes previously issued pursuant to the NPA in February 2013 will automatically convert into shares of Common Stock pursuant to their existing terms and at their existing conversion price of $1.30 per share, subject to a limitation prohibiting any such holder from holding more than 19.99% of the Company’s outstanding common stock immediately following such conversion. As a result of such conversion, Cyrus will hold 19.99% of the Company’s common stock and, upon the closing of the Acquisition, approximately 63% of the Company’s outstanding stock (assuming no other shares of Common Stock are issued after the date of the Acquisition Agreement but before the Closing and the exercise of all exercisable securities of the Company having an exercise price of not more than $1.30 per share). The NPA does not substantially amend or modify the terms of the remaining portion of such notes that do not convert and that are scheduled to mature on February 13, 2017.

Pursuant to the NPA, Cyrus agreed to acquire, and the Company agreed to sell to Cyrus, additional convertible promissory notes (the “Notes”) of the Company in aggregate original principal amount of $7.0 million in exchange for the payment of the purchase price by Cyrus in an equivalent amount. The Notes may be issued by the Company with respect to:

•	$3.0 million on the date that the Company files a preliminary proxy statement with the Commission for the purpose of calling a special meeting for the approval of the issuance of the shares issuable in the Acquisition;
•	an additional $2.0 million on the date that the Company files a definitive proxy statement with the Commission for the purpose of calling a special meeting for the approval of the issuance of the shares issuable in the Acquisition; and
•	an additional $2.0 million on the earlier of (i) the Company’s obtaining binding written commitments from holders of at least 50% of its shares of record as of the record date fixed by the Company’s board of directors for the determination of shareholders entitled to vote on of the issuance of shares in connection with the Acquisition and (ii) such time that the Company secures the vote of its shareholders required to approve the issuance of shares in connection with the Acquisition, the issuance of the shares into which the Notes are convertible and the approval of the reverse stock split.

The Notes, when issued, are scheduled to mature on the fourth (4th) anniversary of the date of their issuance; provided, however, that if any party to the Acquisition Agreement terminates the Acquisition Agreement pursuant to Article 10 of the Acquisition Agreement, the Company shall be required, no later than ninety (90) days after such termination, to prepay the Notes in full, together with all accrued and unpaid interest thereon. In addition, the Company is entitled, at its option, to prepay the Notes in full or in part within ninety (90) days following the consummation of the Acquisition.

The obligations under the Notes will be secured by a pledge of 65% of the Company’s stock in each of its three foreign subsidiaries: Overland Storage (Europe) Ltd., Overland Storage SARL and Overland Storage GmbH.

Outstanding principal under the Notes will bear interest at 8.0% simple interest per annum. The Company has the option to pay accrued and outstanding interest either entirely in cash or shares of Common Stock; provided that the Company may not pay interest in stock at a price per share lower than $0.90 (as adjusted for stock splits, stock dividends, subdivisions, combinations, reclassifications, recapitalizations and the like) and in the event of a share price lower than such amount, the Company shall have the option to pay interest in a combination of stock and cash so long as the number of shares that the Company may issue shall not exceed the quotient obtained by dividing the interest payable at such time by $0.90 with any remaining interest being payable in cash.

Cyrus may elect to convert all or a portion of the outstanding principal amount of the Notes into shares of Common Stock (subject to certain limitations set forth in the NPA) in an amount equal to the principal amount of the Notes being converted divided by the greater of (a) $1.00 per share and (b) the closing bid price of the Common Stock on the day immediately prior to the date of the NPA, subject to adjustment as set forth in the NPA.

The NPA contains customary covenants, including covenants that limit or restrict the Company’s ability to incur liens, incur indebtedness, or make certain restricted payments. Upon the occurrence of an event of default under the NPA, the Purchasers may declare all amounts outstanding to be immediately due and payable. The NPA specifies a number of events of default (some of which are subject to applicable grace or cure periods), including, among other things, non-payment defaults, covenant defaults, cross-defaults to other materials indebtedness, bankruptcy and insolvency defaults and material judgment defaults.

Contemporaneous with the sale of the Notes, the parties to the NPA entered into an amended and restated Registration Rights Agreement dated November 1, 2013 (the “Registration Rights Agreement”) between the Company, Cyrus and the other purchasers party to the NPA, which Registration Rights Agreement amended and restated the Registration Rights Agreement dated February 12, 2013 between the Company, Cyrus and the other purchasers party to the NPA. Pursuant to the Registration Rights Agreement, the Company agreed to provide Cyrus certain registration rights under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, and applicable state securities laws, in respect of the Common Stock issuable upon conversion of the Notes and the Common Stock issuable to Cyrus as payment of interest or principal on the Notes pursuant to the terms of the NPA. Pursuant to the Registration Rights Agreement, the Company is required to file a post-effective amendment to the Registration Statement (as defined in the Registration Rights Agreement) covering the resale or other disposition of the Common Stock issuable upon conversion of the Notes with the Commission by no later than thirty (30) days after the initial issuance of Notes pursuant to the NPA.

Copies of the Acquisition Agreement, the NPA and the Registration Rights Agreement are filed herewith as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference. The foregoing descriptions of the Acquisition Agreement, the NPA and the Registration Rights Agreement are qualified in their entirety by reference to the full text of the Acquisition Agreement, the NPA and the Registration Rights Agreement, respectively.

Item 3.02            Unregistered Sales of Equity Securities

Please see the disclosure set forth under “Item 1.01 Entry into a Material Definitive Agreement” regarding the issuance of the Acquisition Shares, which is incorporated by reference into this Item 3.02.

The Acquisition Shares to be issued and sold to the Tandberg Shareholders upon the consummation of the Acquisition will be offered and sold in reliance upon the exemption from registration provided by Section 4(2) under the Securities Act. The basis for relying on this exemption is that the Acquisition was a privately negotiated transaction with accredited investors that did not involve a general solicitation.

Please see the disclosure set forth under “Item 1.01 Entry into a Material Definitive Agreement” regarding the issuance of the Notes, which is incorporated by reference into this Item 3.02.

The Notes to be issued pursuant to the NPA will not be registered under the Securities Act and will be issued pursuant to the exemptions from registration provided by Section 4(2) of the Securities Act and/or Regulation D and/or Regulation S promulgated thereunder. The shares issuable upon conversion of the Notes and any shares that we may issue as payment of interest on the Notes will be restricted in accordance with Rule 144 under the Securities Act in the event they are not registered under the Securities Act pursuant to the Registration Rights Agreement. The issuances will not involve any public offering; the Company has made and will make no solicitation in connection with the private placement other than communications with the purchasers; the Company obtained representations from the purchasers regarding their investment intent, knowledge and experience; the purchasers either received or had access to adequate information about the Company in order to make informed investment decisions; the Company reasonably believed that the purchasers are capable of evaluating the merits and risks of their investment; and the shares potentially issuable thereunder are issuable with restricted securities legends.

This current report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any security. The Notes, the shares issuable upon conversion of the Notes and any shares that we may issue as payment of interest on the Notes will not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States or any state thereof absent registration under the Securities Act and applicable state securities laws or an applicable exemption from registration requirements.

Item 5.07            Submission of Matters to a Vote of Security Holders

In connection with the Acquisition and the special meeting of the Company’s shareholders, certain directors and executive officers and other members of management and employees of the Company will present to various shareholders of the Company the information about the Company and Tandberg described in the slides attached to this current report on Form 8-K as Exhibit 99.1 (the “Shareholder Presentation”). The Company and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in respect of the proposed issuance of the Acquisition Shares at the closing of the Acquisition. You can find information about the Company’s executive officers and directors in the Company’s Annual Report on Form 10-K filed with the Commission on September 18, 2013. You can obtain free copies of the Company’s Annual Report, and the Company’s proxy statement in connection with the proposed issuance of the Acquisition Shares at the closing of the Acquisition (when it becomes available), by contacting the Company’s investor relations department. Additional information regarding the interests of the Company’s directors, executive officers and significant shareholders will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.

The Shareholder Presentation is furnished and not filed pursuant to Item 5.07 as Exhibit 99.1 hereto. Such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act or the Exchange Act whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 7.01            Regulation FD Disclosure

Please see the disclosure set forth under “Item 5.07 Submission of Matters to a Vote of Security Holders”, which is incorporated by reference into this Item 7.01.

The Shareholder Presentation is furnished and not filed pursuant to Item 7.01 as Exhibit 99.1 hereto. Such information shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act or the Exchange Act whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

A copy of the Company’s press release, entitled “Overland Storage Enters Into Definitive Agreement to Acquire Tandberg Data” is furnished and not filed pursuant to Item 7.01 as Exhibit 99.2 hereto. Such information shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act or the Exchange Act whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Important Additional Information About this Transaction

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Tandberg by Overland and the associated issuance of shares of common stock in connection therewith. In connection with the proposed acquisition, Overland intends to file relevant materials with the SEC, including Overland’s proxy statement on Schedule 14A. STOCKHOLDERS OF OVERLAND ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING OVERLAND’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, http://www.sec.gov, and Overland’s stockholders will receive information at an appropriate time on how to obtain transaction-related documents for free from Overland. Such documents are not currently available.

The Company and its directors and executive officers, Tandberg and its directors and executive officers, and Cyrus Capital and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of common stock of the Company in respect of the proposed transaction. Information about the directors and executive officers of the Company is set forth in the proxy statement for the Company’s Annual Meeting of Shareholders held on June 18, 2013, which was filed with the Commission on May 17, 2013. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the acquisition when it becomes available.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Safe Harbor Statement

This Current Report on Form 8-K contains forward-looking statements that involve risks, uncertainties, and assumptions that are difficult to predict. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of risks and uncertainties including, without limitation, unforeseen changes in the course of the Company’s business or Tandberg’s business; any increase in the Company’s cash needs; possible actions by customers, suppliers, competitors or regulatory authorities with respect to the Company or Tandberg; and other risks detailed from time to time in the Company’s periodic reports filed with the Commission. The Company undertakes no obligation to update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Item 9.01            Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Acquisition Agreement, dated November 1, 2013.

10.2	Amended and Restated Note Purchase Agreement, dated November 1, 2013.

10.3	Amended and Restated Registration Rights Agreement, dated November 1, 2013.

99.1	Shareholder Presentation slides entitled “Overland Storage and Tandberg Data Merger Overview.”

99.2	Press Release, dated November 1, 2013, entitled “Overland Storage Enters Into Definitive Agreement to Acquire Tandberg Data.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

OVERLAND STORAGE, INC.

Date: November 1, 2013	/s/ Eric L. Kelly
Name: Eric L. Kelly Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Acquisition Agreement, dated November 1, 2013.

10.2	Amended and Restated Note Purchase Agreement, dated November 1, 2013.

10.3	Amended and Restated Registration Rights Agreement, dated November 1, 2013.

99.1	Shareholder Presentation slides entitled “Overland Storage and Tandberg Data Merger Overview.”

99.2	Press Release, dated November 1, 2013, entitled “Overland Storage Enters Into Definitive Agreement to Acquire Tandberg Data.”